ForgeRock Announces Third Quarter 2022 Financial Results

•ARR grew 30% year-over-year to $212.8 million
•Revenue grew 32% year-over-year to $58.2 million
•SaaS as a percentage of ARR from new customers was 74% in Q3

SAN FRANCISCO – November 9, 2022 – ForgeRock (NYSE: FORG), a global leader in digital identity, today announced financial results for its third quarter ended September 30, 2022.

“Our ARR grew 30% year-over-year in Q3, marking the 7th consecutive quarter of ARR growth of 30% or greater,” said Fran Rosch, CEO of ForgeRock. “The ForgeRock team executed well to address the strong customer demand for our enterprise-grade identity platform, and in particular, for our SaaS offering.”

“We outperformed our guidance across all metrics,” said John Fernandez, CFO of ForgeRock. “Our revenue growth rebounded significantly in Q3 to 32% year-over-year compared to the 8% year-over-year growth we saw in Q2. In Q3, we achieved a gross margin of 84%, non-GAAP gross margin of 85%, operating margin of (22)% and a non-GAAP operating margin of (5)% - a significant improvement on a sequential and year-over-year basis.”

Third Quarter 2022 Financial Highlights:

•ARR: Annualized Recurring Revenue was $212.8 million, an increase of 30% year-over-year, marking the 7th consecutive quarter of ARR year-over-year growth of 30% or greater.
•Revenue: Total revenue was $58.2 million, an increase of 32% year-over-year. Subscription SaaS, support & maintenance revenue grew 36% year-over-year in Q3.
•Operating Loss: GAAP operating loss was $12.8 million, or 22% of total revenue, compared to $8.8 million, or 20% of total revenue, in the third quarter of 2021. Non-GAAP operating loss was $2.7 million, or 5% of total revenue, compared to $5.7 million, or 13% of total revenue, in the third quarter of 2021.
•Net Loss: GAAP net loss was $10.9 million, compared to $15.3 million in the third quarter of 2021. GAAP net loss per share was $0.13 compared to $0.44 in the third quarter of 2021. Non-GAAP net loss was $0.9 million, compared to $12.2 million in the third quarter of 2021. Non-GAAP net loss per share was $0.01, compared to $0.35 in the third quarter of 2021. Weighted average shares outstanding used to calculate non-GAAP net loss per share in Q3 2022 and Q3 2021 was 85.1 million and 34.7 million, respectively.
•Cash Flow: Net cash used in operations was $4.6 million compared to $2.0 million in the third quarter of 2021. Free cash flow was $(5.1) million, or (9)% of total revenue, compared to $(2.2) million, or 0% of total revenue, in the third quarter of 2021.
•Cash, cash equivalents and short-term investments were $342.5 million as of September 30, 2022.

ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.

Transaction with Thoma Bravo

Due to the Company's pending acquisition by Thoma Bravo that was announced on October 11, 2022, there will not be a conference call or live webcast to discuss these financial results. In addition, the Company will not be providing financial guidance for the fourth quarter of fiscal year 2022 and is suspending its financial guidance for the full fiscal year 2022 as a result of the pending transaction.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through ForgeRock's investor relations website at investors.forgerock.com.

As of September 30, 2022, we had 11,666,544 options outstanding (vested and unvested) with a weighted-average exercise price of $5.69 and 4,237,523 RSUs outstanding. As of October 31, 2022, there were 47,666,366 shares of the registrant's Class A common stock outstanding and 37,692,159 shares of the registrant's Class B common stock outstanding. For more information, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Non-GAAP Financial Measures and Key Metrics:

Besides financial results prepared in accordance with generally accepted accounting principles (“GAAP”), ForgeRock believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net loss per share, all of which exclude acquisition-related costs, stock-based compensation expense, and certain of which exclude the tax effect on the provision for (benefit from) income taxes related to such excluded items. ForgeRock excludes acquisition-related costs because they are unrelated to our current operations and are neither comparable to the prior period nor indicative of future results. We also exclude stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.

ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss, adjusted for depreciation, acquisition-related costs and stock-based compensation expense. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation, acquisition-related costs and stock-based compensation. ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions.

ForgeRock also presents free cash flow, which is a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.

The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.

ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.

About ForgeRock

ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.

Investor Relations Contacts:

Mark Kang, ForgeRock
investors@forgerock.com

Media Contacts:

Kristen Batch, ForgeRock
kristen.batch@forgerock.com

Stacey Hurwitz, ForgeRock
stacey.hurwitz@forgerock.com

Edelman on behalf of ForgeRock
Evgenia Sinopidou, Edelman
evgenia.sinopidou@edelman.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription term licenses	$23,904	$19,364	$59,089	$62,949
Subscription SaaS, support & maintenance	31,282	22,940	87,029	61,543
Perpetual licenses	91	183	197	885
Total subscriptions and perpetual licenses	55,277	42,487	146,315	125,377
Professional services	2,943	1,739	7,674	3,652
Total revenue	58,220	44,226	153,989	129,029
Cost of revenue(1):
Subscriptions and perpetual licenses	6,635	4,517	18,903	12,312
Professional services	2,929	3,977	8,692	10,658
Total cost of revenue	9,564	8,494	27,595	22,970
Gross profit	48,656	35,732	126,394	106,059
Operating expenses(1):
Research and development	15,554	10,827	45,699	31,214
Sales and marketing	28,973	22,509	86,001	64,795
General and administrative	14,551	11,188	43,030	28,091
Acquisition-related costs	2,364	—	2,364	—
Total operating expenses	61,442	44,524	177,094	124,100
Operating loss	(12,786)	(8,792)	(50,700)	(18,041)
Foreign currency gain (loss)	2,173	(2,684)	3,634	(3,003)
Fair value adjustment on warrants and preferred stock tranche option	—	(2,729)	—	(10,068)
Interest expense	(894)	(1,195)	(2,674)	(3,572)
Other income (expense), net	721	339	1,065	(66)
Interest and other expense, net	2,000	(6,269)	2,025	(16,709)
Loss before income taxes	(10,786)	(15,061)	(48,675)	(34,750)
Provision for income taxes	152	205	1,103	660
Net loss	$(10,938)	$(15,266)	$(49,778)	$(35,410)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.44)	$(0.59)	$(1.26)

Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	85,085	34,680	84,488	28,124

¹ Includes stock-based compensation as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Cost of revenue	$657	$26	$1,789	$193
Research and development	1,632	564	4,685	1,058
Sales and marketing	2,798	1,078	7,859	2,046
General and administrative	2,638	1,441	7,822	3,099
Total stock-based compensation expense	$7,725	$3,109	$22,155	$6,396

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$138,542	$128,381
Short-term investments	203,971	241,411
Accounts receivable, net of allowance for credit losses of $155 and $34, respectively	33,307	55,999
Contract assets	22,778	19,670
Deferred commissions	8,697	8,457
Prepaid expenses and other assets	12,899	9,787
Total current assets	420,194	463,705
Deferred commissions	17,891	15,601
Property and equipment, net	2,800	2,463
Operating lease right-of-use assets	10,272	12,626
Contract and other assets	3,495	2,783
Total assets	$454,652	$497,178

Liabilities and stockholders’ equity
Accounts payable	$1,511	$2,039
Accrued compensation	19,214	22,359
Accrued expenses	8,961	5,016
Current portion of operating lease liability	1,562	1,820
Deferred revenue	57,923	67,222
Other liabilities	1,331	2,258
Total current liabilities	90,502	100,714
Long-term debt	39,579	39,483
Long-term operating lease liability	9,519	11,037
Deferred revenue	1,377	8,172
Other liabilities	1,909	1,646
Total liabilities	142,886	161,052

Stockholders’ equity:
Common stock	85	83
Additional paid-in capital	623,671	593,196
Accumulated other comprehensive income	1,613	6,672
Accumulated deficit	(313,603)	(263,825)
Total stockholders’ equity	311,766	336,126
Total liabilities and stockholders’ equity	$454,652	$497,178

As of October 31, 2022, there were 47,666,366 shares of the registrant's Class A common stock outstanding and 37,692,159 shares of the registrant's Class B common stock outstanding.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(49,778)	$(35,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	812	795
Noncash operating lease expense	1,865	1,186
Stock-based compensation expense	22,155	6,396
Amortization of deferred commissions	10,652	10,436
Foreign currency remeasurement (loss) gain	(3,636)	1,972
Change in fair value of redeemable convertible preferred stock warrant liability	—	5,871
Change in fair value of preferred stock tranche option liability	—	4,157
Amortization of premium / discount on short-term investments	1,690	608
Other	28	157
Changes in operating assets and liabilities:
Deferred commissions	(13,182)	(14,366)
Accounts receivable	22,094	(2,170)
Contract and other non-current assets	(3,416)	(13,500)
Prepaid expenses and other current assets	(3,291)	(3,696)
Operating lease liabilities	(1,301)	(1,614)
Accounts payable	(506)	272
Accrued expenses and other liabilities	509	3,244
Deferred revenue	(15,699)	4,306
Net cash used in operating activities	(31,004)	(31,356)
Investing activities:
Purchases of property and equipment	(1,474)	(459)
Purchases of short-term investments	(139,149)	(201,415)
Maturities of short-term investments	133,615	—
Sales of short-term investments	39,110	19,960
Net cash provided by (used in) investing activities	32,102	(181,914)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	295,694
Payment of offering costs	(145)	(4,076)
Proceeds from exercises of employee stock options	4,150	3,189
Proceeds from issuance of common stock under employee stock purchase plan	4,374	—
Employee payroll taxes paid for net shares settlement of restricted stock units	(188)	(3,528)
Proceeds from issuance of redeemable convertible preferred stock	—	19,951
Principal repayments on debt	—	(120)
Net cash provided by financing activities	8,191	311,110
Effect of exchange rates on cash and cash equivalents and restricted cash	857	(638)
Net increase in cash, cash equivalents and restricted cash	10,146	97,202
Cash, cash equivalents and restricted cash, beginning of year	128,437	100,042
Cash, cash equivalents and restricted cash, end of period	$138,583	$197,244

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$138,542	$197,221
Restricted cash included in prepaids and other current assets	41	23
Total cash and cash equivalents and restricted cash	$138,583	$197,244

Short-term investments, end of period	$203,971	$180,872

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Gross Profit	$48,656	$35,732	$126,394	$106,059
Add: Stock-based compensation included in cost of revenue	657	26	1,789	193
Non-GAAP gross profit	$49,313	$35,758	$128,183	$106,252

Gross margin	84%	81%	82%	82%
Non-GAAP gross margin	85%	81%	83%	82%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Research and development	$15,554	$10,827	$45,699	$31,214
Less: Stock-based compensation	1,632	564	4,685	1,058
Non-GAAP research and development	$13,922	$10,263	$41,014	$30,156

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Sales and marketing	$28,973	$22,509	$86,001	$64,795
Less: Stock-based compensation	2,798	1,078	7,859	2,046
Non-GAAP sales and marketing	$26,175	$21,431	$78,142	$62,749

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

General and administrative	$14,551	$11,188	$43,030	$28,091
Less: Stock-based compensation	2,638	1,441	7,822	3,099
Non-GAAP general and administrative	$11,913	$9,747	$35,208	$24,992

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense and acquisition-related costs, as presented below (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating loss	$(12,786)	$(8,792)	$(50,700)	$(18,041)
Add: Stock-based compensation	7,725	3,109	22,155	6,396
Add: Acquisition-related costs	2,364	—	2,364	—
Non-GAAP operating loss	$(2,697)	$(5,683)	$(26,181)	$(11,645)

Operating margin	(22)%	(20)%	(33)%	(14)%
Non-GAAP operating margin	(5)%	(13)%	(17)%	(9)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation, stock-based compensation expense and acquisition-related costs, as presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating loss	$(12,786)	$(8,792)	$(50,700)	$(18,041)
Add: Depreciation	263	259	812	795
Add: Stock-based compensation	7,725	3,109	22,155	6,396
Add: Acquisition-related costs	2,364	—	2,364	—
Adjusted EBITDA	$(2,434)	$(5,424)	$(25,369)	$(10,850)

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and acquisition-related costs, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts):

We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted average shares used to compute net loss per share, basic, adjusted for (i) the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense and (ii) warrants; unless these adjustments are anti-dilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net loss	$(10,938)	$(15,266)	$(49,778)	$(35,410)
Add: Stock-based compensation	7,725	3,109	22,155	6,396
Add: Acquisition-related costs	2,364	—	2,364	—
Tax effect on the provision for income taxes	(65)	(14)	(198)	(37)
Non-GAAP net loss	$(914)	$(12,171)	$(25,457)	$(29,051)

Non-GAAP net loss per share, basic and diluted	$(0.01)	$(0.35)	$(0.30)	$(1.03)

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(4,580)	$(2,035)	$(31,004)	$(31,356)
Purchases of property and equipment	(500)	(118)	(1,474)	(459)
Free cash flow	$(5,080)	$(2,153)	$(32,478)	$(31,815)